Form C

Cover Page

Name of issuer:

Venomyx, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 2/25/2015

Physical address of issuer:

11011 North Torrey Pines Road
La Jolla CA 92037

Website of issuer:

http://www.venomyx.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

3/31/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$155,226.00	$115,158.00
Cash & Cash Equivalents:	$10,226.00	$95,158.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$202,500.00	$100,000.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($158,248.00)	($116,136.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Venomyx, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Deepankar Roy	COO	Venomyx, Inc	2015
Daniel Dempsey	CEO	Venomyx, Inc	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Deepankar Roy	COO	2015
Daniel Dempsey	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Daniel Dempsey	4244820.0 Common Stock	59.49

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our product is not yet FDA approved. We face a risk that the FDA may not advance our trial, for safety or efficacy reasons.

Depankar Roy is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case. The Company does plan to bring him on full-time in the future, as well as hire another full-time officer in the near future (a Chief Scientific Officer).

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Company is pre-revenue and may not generate revenue in the forseeable future. Failure to raise adequate funds to cover the cost of operations may inhibit the company's future growth.

Class action or other litigation relating to the use or misuse of our product could adversely affect our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 45% -- Manufacturing of product

50% -- Pre-clinical testing (additional efficacy testing and safety testing required by the FDA)

5% -- Wefunder intermediary fee

If we raise: **$107,000**

Use of Proceeds: 45% -- Manufacturing of product

50% -- Pre-clinical testing (additional efficacy testing and safety testing required by the FDA)

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:
(i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (85%) , or (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. (iii) for investors up to the first **$75,000** of the securities, investors will receive a valuation cap of **$4,000,000** and a discount rate of 85%

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

No Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs. *Major Investor Threshold* Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)). Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE. *Liquidity Events*. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of common stock equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company. *Repurchases*. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	2,000	0	No
Common Stock	10,000,000	7,134,155	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common Stock has voting rights. Preferred stock (which investors in the SAFE will receive, if it converts) does not have voting rights but does have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

<u>Transactions with related parties.</u> The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2016	Section 4(a)(2)	Convertible Note	$50,000	General operations
10/2016	Section 4(a)(2)	Common stock	$100,000	General operations
12/2016	Section 4(a)(2)	Convertible Note	$50,000	General operations
1/2017	Section 4(a)(2)	Convertible Note	$50,000	General operations
11/2017	Section 4(a)(2)	SAFE	$27,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We're developing Vipax, the world's first portable, shelf-stable, broad-spectrum antivenom for snakebites. Conventional antivenom is outdated: it's expensive, labor-intensive, works for a single species of snake, can only be administered in a hospital, must be kept cold, and has a host of negative side effects for the patient. Our first product, Vipax, elegantly solves these problems while being cheaper to produce

Venomous snakes exist on nearly every continent. When someone is bitten today, they have to be able to get to a hospital, which has to have the right antivenom within 48 hours in order to survive. 150K people die every year because they can't access antivenom quickly enough. By making Vipax low-cost and available to rural and urban communities who regularly encounter snakes, we can save hundreds of thousands of lives. Like Benadryl, Vipax can be another tool in every hiker's first aid kit.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Venomyx, Inc was incorporated in the State of Delaware in February 2015.

Since then, we have:

- Created a product 10x more effective than conventional antivenom.
- Our antivenom saved 100% of mice from whole cobra venom.
- Our antivenom is made in bacteria instead of horses = cheaper and faster to produce.
- Since it's made in bacteria, there are fewer risks of negative side effects in humans.
- Vipax is stable at room temperatures for portability.
- International patent for antivenom composition and methods, held by the Company.
- $250K committed to $1.2M round so far.

Historical Results of Operations

Our company was organized in February 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $155,226, including $10,226 in cash. As of December 31, 2016, the Company had $115,158 in total assets, including $95,158 in cash.
- *Net Loss.* The Company has had net losses of $158,248 and net losses of $116,136 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $202,500 for the fiscal year ended December 31, 2017 and $100,000 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $100,000 in equity, $150,000 in convertibles, and $27,500 in SAFEs.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Venomyx, Inc cash in hand is $1,000, as of October 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $500/month, for an average burn rate of $500 per month. Our intent is to be profitable in 42 months.

We have been mitigating expenses in between financing rounds. We are in the drug discovery and development phase, and are pre-revenue. We expect to be out of clinical trials and generating revenue in about 3 years (September 2022). We then expect to reach profitability about 6 months after that.

Once we complete this financing round, we will expect expenses to rise to about $10,000 per month. We're in the process of applying for grants to subsidize the round. We're hoping to raise an additional $575,000 from grants. With just the funds from this raise, we'll have about 6 months of runway to continue operations.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Daniel Dempsey, certify that:

(1) the financial statements of Venomyx, Inc included in this Form are true and complete in all material respects ; and

(2) the tax return information of Venomyx, Inc included in this Form reflects accurately the information reported on the tax return for Venomyx, Inc filed for the fiscal year ended 2017.

Daniel Dempsey
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.venomyx.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Daniel Dempsey
Deepankar Roy

Appendix E: Supporting Documents

About us
Our Profile
Jobs
Press
Blog
Charter

Investors
Getting Started
Risks
Earning Returns
Opportunity Funds
Give/Get $1000

Founders
Raise Funding
FAQ
Legal Primer
Deals
Fundraising Playbook

Say Hello
hello@wefunder.com
Twitter
Facebook
Instagram
SF / Boston

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.

WEFUNDER Startups Funds Discuss FAQ Search Invest Login Sign Up

INVEST IN VENOMYX THERAPEUTICS

maximum target met

$0

raised of $0 maximum target from 0 investors

EpiPen for snakebites: 10x better than conventional antivenom

We're developing Vipax, the world's first portable, shelf-stable, broad-spectrum antivenom for snakebites. Conventional antivenom is outdated: it's expensive, labor-intensive, works for a single species of snake, can only be administered in a hospital, must be kept cold, and has a host of negative side effects for the patient. Our first product, Vipax, elegantly solves these problems while being cheaper to produce.



Daniel Dempsey
Co-founder and CEO
Developed drugs from ID through end of clinical trials. BS Biomedical Sciences from UCSD.

Watch CEO Dan Dempsey pitch at IndieBio Demo Day 2017.


DIE B

Why you may want to invest

1. 10x more effective than conventional antivenom.
2. Our antivenom saved 100% of mice from whole cobra venom.
3. Our antivenom is made in bacteria instead of horses = cheaper and faster to produce.
4. Since it's made in bacteria, there are fewer risks of negative side effects in humans.
5. Vipax is stable at room temperatures for portability.
6. International patent for antivenom composition and methods.
7. $250K committed to $1.2M round so far.

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

~~$5M~~ **$4M** valuation cap

First $75K investors of this fundraise will invest in a SAFE with a $4M valuation cap and 15% discount.

15.0% discount
$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $4M in the future.

Earning a return
Learn more about SAFEs

Investor perks

$5,000+
Get a limited offer Venomyx T-shirt

$25,000+
We'll invite you to fly out to our lab and give you a tour of our facility and processes.

Our Ambition

Venomous snakes exist on nearly every continent. When someone is bitten today, they have to be able to get to a hospital, which has to have the right antivenom within 48 hours in order to survive. 150K people die every year because they can't access antivenom quickly enough. By making Vipax low-cost and available to rural and urban communities who regularly encounter snakes, we can save hundreds of thousands of lives. Like Benadryl, Vipax can be another tool in every hiker's first aid kit.

Venomyx_Therapeutics_Slide_Deck.pdf

venomyx.com

Why I Like Venomyx Therapeutics

Venomyx is using biotechnology to eliminate the use of animals from the process of producing antivenom, along with making it available in a portable, easy-to-use injector that makes it seem like the Epi-Pen for Snake Bites.

Indie Bio

THE BUZZ ABOUT VENOMYX THERAPEUTICS

For close to 100 years, antivenom production has been a laborious process of snake-milking and horse blood harvesting. But now, with synthetic biology and next-generation sequencing techniques, scientists are pushing the field into the future. Along with education and smart distribution, those advances could help end this global public health crisis.



Megan Molteni
Writer for WIRED

Traditionally anti-snake venom is made by taking the venom from a particular snake breed, inserting it into a horse and then extracting the sample from the horse. This takes too much time and requires a lot of manpower. Venomyx hope to finish with phase 1 clinical trials by end of next summer and are expecting commercial rollout by the end of 2019. The product also qualifies for fast track status with the FDA.



Simon Cocking
Writer for Irish Tech News

UN Edition Global Online #FiresideChat- Start-ups That Solve Global Challenges - Silicon Valley Style | Global Online #FiresideChats

This Sunday - Join the Global Online FiresideChat radio show for a special UN General Assembly edition - Start-ups That Solve Global Challenges By Building Strong, Silicon Valley-Style, Commercial ...
September 28, 2018 @ app.livestorm.co

Bacteria Are Brewing Up the Next Generation of Antivenoms

Daniel Dempsey was a grad student stationed in the jungles of Monteverde, Costa Rica when he first encountered the danger of a snakebite. The biologist was walking through the forest one day, catching bats to study them for malaria, when he almost
September 28, 2018 @ wired.com

Startup Stories: Venomyx Therapeutics - Life Science Network

Venomyx Therapeutics is developing a universal antivenom called Vipax™ that can treat all snake bite victims.
September 28, 2018 @ lifesciencenetwork.com

Watch IndieBio Accelerator's Demo Day Today

TechCrunch is pleased to bring you IndieBio's Accelerator's Demo Day today, February 9th at 3:00pm to 5:00pm PST Located in heart of San Francisco, IndieBio is the largest seed-stage biotech accelerator. Twice a year, IndieBio runs a 4-month

September 28, 2018 @ techcrunch.com

Innovative new biotechnologies showcased. IndieBio Demo Day reviewed

IndieBio help scientists become entrepreneurs. Using biology to change the world. Scientist's mindset are being shifted from academic discovery to product development. The companies at IndieBio tackle existing research issues and create

September 28, 2018 @ irishtechnews.ie

Venomyx Therapeutics

At Venomyx we are developing and bringing to market novel antitoxin therapeutics to make treatment safe, effective, and available around the world.

September 28, 2018 @ sosv.com

Event Review: Get to Know Your Local Venture Capitalists

On June 8 th, 2017, the San Diego Entrepreneur Exchange (SDEE) hosted an event to get to know your venture capitalists (VC) at the Bella Vista Social Club & Cafe and The Roth Auditorium at the Sanford Consortium for Regenerative Medicine. Barney &

June 17, 2017 @ sdentrepreneurs.org

An Interview With Daniel Dempsey of Venomyx Therapeutics - IndieBio

Photo: Deepankar Roy (left), Daniel Dempsey, and Alexio Capovilla of Venomyx Therapeutics. Just like an Epi-Pen for Snake Bites. Snake bites are one of humanity's oldest medical problems, but they're definitely not a thing of the past-millions of

February 3, 2017 @ indiebio.co

Snake bites and dark chocolate: Biotech startups

What do dark chocolate, snake bites, and cats with irritable bowels have in common? They're all being taken on by 13 startups picked by IndieBio.

February 1, 2017 @ statnews.com

Snakebites: a Neglected Public Health Crisis

There will be 5.5 million snakebites this year, resulting in 500,000 amputations and 150,000 deaths. Among the most affected are rural communities in low- and middle-income countries because current antivenoms are expensive, difficult to store, and must be administered in a hospital.



Current Antivenoms Aren't Good Enough

- **Expensive** - injected into horses, labor-intensive
- **Side Effects** - animal antibodies create negative side effects in patients
- **Poor Efficacy** - requires many doses
- **Single Species** - an antivenom works for only one species
- **Only in Hospitals** - rural communities don't have access

Our Solution: Broad-Spectrum EpiPen for Antivenom

- **Economical** - produced cheaply in bacteria
- **Safe** - similar to human antibodies, reducing side effects
- **Effective** - 10x more effective
- **Broad Spectrum** - effective for all regional species
- **Widely Available and Portable** - thermal stability for on-the-go application



Our Market Potential


Number of snake envenomings per year
<1000
1000 – 10 000
10 001 – 100 000
>100 000
Not estimated
No extant snakes

Our Customers and Traction

Since conventional antivenom is so expensive, only hospitals, governments, and nonprofits have enough money to purchase and store it. As a cheaper, shelf-stable alternative, we can sell Vipax to those organizations as well as military, first responders, state parks, schools, and outdoor guides.

WHO BUYS ANTIVENOM?

Customer	Conventional Antivenom	Vipax™
Hospitals	✓	✓
Government	✓	✓
Non-profits	✓	✓
Military		✓
First responders		✓
State Parks		✓
Schools		✓

VENOMYX THERAPEUTICS



Our Journey to Regulatory Approval

For antivenom, the regulatory pathway is shorter and cheaper than in other drug areas (i.e. oncology). In the best case scenario, we could have a fully developed product ready for consumers in three years. We're using Wefunder to raise part of a larger round (up to $1.2M) to complete all preclinical trials, file a first-round application to the FDA, and finish researching candidate venoms in Asia and the U.S. We've already raised $250K.



SWEET SPOT FOR BRINGING DRUGS TO MARKET
Compared to Typical Drug Approval
Priority Review
Overseas Clinical
Acute Indication
50% of the time
25% of the cost
VENOMYX THERAPEUTICS



See our pitch deck for more information.

Meet the Founders



Daniel Dempsey

Co-founder and CEO

Developed drugs from ID through end of clinical trials. BS Biomedical Sciences from UCSD.



Deepankar Roy

Co-founder and COO

Background in antibody engineering, Genentech. PhD in Biochem and Molecular Bio from USC. Part-time

AND THE REST OF THE TEAM



Phil Tan

Director of Scientific Research

15+ years of industry exp., Expert in developing better therapies for venoms & toxins. Part-time



Mads Riegel

Director of Business Development

Deep experience in startups, Expert in business development, company regulations, finance. Part-time

Interview

Wefunder interviewed Daniel Dempsey on September 25, 2018.

− COLLAPSE ALL

WF: What is Venomyx Therapeutics?

DEMPSEY: We are a therapeutics company based in San Diego that is focused on engineering antitoxins. We are currently developing the world's first recombinant and portable broad-spectrum antivenom for a snakebite.

WF: What is the current state of antivenom availability? How at risk is the world population?

DEMPSEY: So, regarding antivenom here in the United States, we don't think about it too much. We kind of take it for granted. To put things in perspective, in the United States we have about 8,000 bites per year, whereas the worldwide total is over 5 million. So, we don't think about antivenom too much. But the interesting and unfortunate thing about antivenom is that it is made today the same way it was made over 100 years ago when it was first introduced.

Every antivenom out there is currently an animal product. It's almost like it's a part of Big Agriculture. In a very small number of cases, as with the U.S. Product, it's made in sheep, but usually it's made with horses. Venom is taken from the snake itself and injected into a horse. The horse builds the antibodies against that venom. Then, those antibodies are taken from the horse in the form of serum, and sometimes it is purified.

The main problem with this is that you're taking an animal antibody and putting it into a human system. And with that comes all of these dangerous and unfortunate side effects, like serum sickness anaphylaxis. In certain cases, the side effects could be worse than the bite itself. That is why you cannot, under any circumstances, administer antivenom in the field where the bite has taken place. It has to be under hospital supervision.

There are tens of thousands of horses worldwide that are used exclusively for the purpose of generating antivenom, so what you have is a difficult and laborious process that yields very little consistency. So, the product that you get out of it is sometimes a wild card. There's such a complexity to the venom. Every horse can react differently to it. So, there's not a lot of batch-to-batch consistency in the final antivenom product.

The horse will create antibodies against whatever you inject into it. However, you don't know exactly which toxins it's going to create antibodies against. In the final product, only two to five percent of those antibodies are actually specific against the toxins in snake venom. The rest are just free-floating antibodies from the horse's system. So, it's a product with very low potency and questionable efficacy. And it's very difficult to determine whether it will work for a certain species of snake if the venom used in the beginning was for a different species.

WF: What is the efficacy of antivenom produced in horses, generally?

DEMPSEY: It's effective enough, in the sense that it has the potential to stabilize. The difficulty lies in a few different things. One, outside of the United States, the vast majority of snakebites are happening in rural places or villages that don't necessarily have hospitals, clinics, or even refrigeration sometimes. So, if someone is bitten by a snake, they have to resort to old village medicines. There's just zero antivenom access and availability. And that ties into the need for the antivenom to be administered in a hospital, as well as the need for refrigeration and cold chain transport. If you're bitten here in the United States, you have an excellent chance of survival. We have one of the best products in the world here in the U.S. It's still an animal product, but it's much more tightly regulated than in other countries.

Unfortunately, your chances of receiving an astronomical hospital bill are really high. The average bill is over $100,000, just for a portion of the treatment. The product is so expensive, and you need it to save your limbs or your life. And not all insurance plans cover it. If you Google it, you'll see a plethora of stories of people getting hit with $150,000 to $300,000 hospital bills. It's like having a new mortgage.

WF: So, which pieces of this problem are being solved by what you're working on?

DEMPSEY: We set out to basically take antivenom into the modern era of biotechnology. What we want to create is a recombinant product that is produced in bacteria instead of in animals. So, we've gone through all of the medically relevant species of snakes, the ones that are causing the most bites and are responsible for the greatest deaths and loss of limbs. We've narrowed down which of the toxins present in those venoms are clinically significant and developed antibodies against those.

There is an innate complexity to this space because of the fact that there are different species. Different species have different toxins, and those toxins have different clinical symptom manifestations associated with them. For instance, for the United States, we researched which species of snakes are in the U.S. that actually come into contact with human beings and are able to produce a number of bites in the human population. Then, we looked at which of those have a significant potency factor to them. In the sense that, if you're bitten by one of these snakes, could it cause a loss of limbs or life?

For the United States, we're fairly lucky in that most of the species we have are rattlesnakes. And then we have the cottonmouth and the copperhead. Those are the majority of the snakes that we have. So, it's a smaller pool than all the venomous snakes in the world. From there, we look at each of those venoms. And the venoms between the rattlesnakes can sometimes be quite similar. But you have to look and make sure that you are addressing the most clinically significant toxins present in each one of those venoms in order for it to be a broad-spectrum treatment.

We're working on four different products in total. One of them is for the United States, one is for Asia, one is for Latin America, and one is for Africa. We're doing that because if we were to try to make a single broad-spectrum antivenom to treat the entire world, it would be far too complex and have too many antibodies in it. There wouldn't be a good trade-off between the efficacy and cost and the treatment itself.

WF: So, you can make one antivenom that handles a large majority of the toxins in dozens of poisonous snakes in Asia, for instance?

DEMPSEY: There are six clinically significant toxins present in the cobras, crates, and vipers of Asia. So, if you neutralize those six toxins, you effectively ameliorate 95% of symptoms of all snakebites in the area, which is much better than what they have available right now.

WF: How hard is it for you to actually develop these antitoxins?

DEMPSEY: It's quite challenging. It takes a lot of upfront research to go through and not only analyze the constituent toxins in the venom of each species, but also to determine which of those toxins are most responsible for detrimental symptoms in the body. It's an inherently complex space. But we're doing it. It's been a fun challenge.

WF: What has your progress looked like?

DEMPSEY: We started back in 2015, working with the venomous species department at Loma Linda University. We screened all the venom and started identifying the highest-priority targets. Today, we have generated display libraries of antibodies against the venoms and toxins of interest. We screen those libraries in the laboratory against those toxins, and basically select the antibodies that neutralize those toxins.

WF: How hard is that per toxin?

DEMPSEY: It's always a challenge. But what we've been able to do is generate a large number of candidates against the most clinically significant toxins present in a snakebite, and we have some amazing preclinical data that's showing much greater efficacy in vitro as well as in vivo at neutralizing those venoms, and basically saving the mouse, in this case.

WF: Are you at the animal testing stage for all four products?

DEMPSEY: No, we're currently developing for the United States and Asia in parallel. We started off working primarily on Asia, because that is one of our primary markets, and it's where we felt we could make the biggest impact. What we found out was that some of the candidates that we were creating for the Asian species of snake also work in the United States species of snakes. That's called cross-reactivity. That, along with some potential partner interest here in the United States, led to developing the two in parallel.

WF: What sort of drug oversight are you facing, and when do you expect to have that tackled, at least in Asia and Europe?

DEMPSEY: It's subject to regulatory approval, not just here in the United States, but abroad as well. So, we are working with potential clinical partners here in the United States, as well as abroad. We've mapped out our regulatory pathway, gathering the data that we need to submit what's called an Investigational New Drug Application, which is basically our application for phase one.

WF: What is your timeline, in the best case scenario?

DEMPSEY: One thing that we discovered when we started working on this project is that our regulatory pathway is shorter and cheaper than what you would see in other drug areas. My personal background is in oncology and inflammatory disease, so I'm used to the extremely long timelines and high price tags of clinical trials.

For a snakebite, the cost for the clinical trials are a fraction of what they would normally be, and they're also quite a bit faster as well. This is because the snakebite is acute, meaning the entire thing happens quickly. If you're bitten by a snake, you're either treated or you die within 48 hours. So, just to put it one way, our phase one trial consists of twenty patients, and the entire trial from start to finish is over in three weeks.

There's also pressure to expedite this process in the United States and other countries as well, because they realize how much of a life or death issue it is and how urgent the need is for something new in this area. So, the timeline is about three years in the United States and two and a half years abroad.

WF: What expertise do you have navigating FDA trials and similar oversight in Asia?

DEMPSEY: This is the first time that we've ever delved into the regulatory pathways for Asia. So, for that reason, we've identified and built relationships with a potential clinical partner, and they'll help take us through that.

WF: What is the best-case scenario timeline to actually putting this in the hands of people?

DEMPSEY: Three years. Which, in the world of drug development, is quite fast.

WF: Why hasn't antivenom changed for so long, and why do you think there's maybe not enough motivation for Big Pharma to figure this out?

DEMPSEY: I think that one of the reasons is because it's an inherently complex space, not just from a medical standpoint, but also from an ecological standpoint, with the species diversity. There's also an economic complexity to it. I have done a ton of research on the history of antivenom, and other companies' approaches to this. And I do believe that we are the first company that's able to navigate not just the medical complexities, but also the economic ones that are inherent to this. I don't think there's been a large financial interest in this from Big Pharma because there are other things that they could focus their time on. It's really not on the radar of the large pharmaceutical companies or many people worldwide that are in a position to actually create an antivenom. It takes really a perfect storm, I think, in order to address this as a company. I think that we're poised to capture a significant amount of this market share very quickly.

WF: What is the competitive advantage that makes your team the ones that are going to do this?

DEMPSEY: We have an extensive background with clinical drug development. We have identified an approach, using what are called single-domain antibodies, also known as nanobodies, which allows us to not only produce this in bacteria for cheaper, but also have the stability to be a portable product that does not require cold chain transport. We really harness this approach. And we've made the connections in the space with the people who have expertise on the species and venoms in question, and it really has just given us a big boost to do this quickly and do it the right way.

WF: How will cold chain transport and the ability to implement in the field affect efficacy, irrespective of the actual science?

DEMPSEY: It's a huge factor. Snake antivenom is, at its essence, emergency medicine. And there's something that we like to say in our space, and that is that time is tissue. So, the sooner you can administer the antivenom from when the bite actually takes place, the better chance you'll have of saving life and limb. It is extremely important that this not only can be administered in the field where the snake bites happen, but that it also is able to get to the regions of the world that don't necessarily have hospitals, clinics, or refrigeration, but do have access to modern medicine and would need this product the most.

WF: In a far off developing world, how expensive would the antivenom be, how easy would it be to administer, and do you actually need a hospital?

DEMPSEY: We've essentially created an EpiPen for a snakebite. It's an auto-injector that has antivenom inside of it and is portable and quite easy to administer in places that have antibiotics or general medicine. There are a lot of places and villages that do have access to medicine but not antivenom at the moment. We can definitely reach those areas now as well.

WF: How much will it cost to produce, if all goes well?

DEMPSEY: We designed it so that we can create it for the current cost of antivenom overseas, and we can produce it for half the cost domestically. A treatment overseas could be as low as $100. It's whatever the market can sustain while making sure that it's available. In the United States, it can be a fraction of the cost that it is now, which will also allow more hospitals to actually stock this, along with other places like schools, visitors centers, and campgrounds, for example.

WF: What possible roadblocks stand in the way of making this happen?

DEMPSEY: The most difficult aspect has been fundraising. In the United States, this is something that does not fall "in the wheelhouse" of many venture capital firms. It's antivenom, and it's fascinating, but it's not something that they're super familiar with. So, awareness has been a very large challenge. Something that was helpful was that the World Health Organization had a huge meeting in May of this year and made a big announcement that they have now put snakebites on their list of the most neglected and important public health issues. So, it's kind of put the snakebite on the map, which was something that everyone in this space was very happy about.

WF: Is competition a concern for you?

DEMPSEY: It's not as much of a concern as it would be in other spaces. We've definitely surveyed the competitive landscape, and we've protected ourselves against that with an international patent on our technology, our candidates, and our approach. There are great steps being made in our space, but, like I said, I do believe we have the approach that is able to navigate not just the medical side of things but also the economic. And you have to have both in order to address this issue.

WF: So, what's the endgame for you?

DEMPSEY: The endgame is to get our products to market. We're fundraising here in the U.S. for the U.S. product. We're partnering in Asia for the Asian product. Once one of those is in clinical trials, we are actually going to expand into our other areas of antitoxin therapeutics. Bacterial antitoxins is going to be a very big space for us, going forward. It's going to be a large market, and with all the antimicrobial resistance, it's an important one.

WF: How much funding do you foresee needing just for the U.S. and Asia antivenom?

DEMPSEY: For Asia, we're partnering. That's something that's considered a licensing deal. But in the U.S. market, to get to where we're selling the product, in total it's going to be around $16 million.

WF: After you've passed stage one, funding will presumably become a whole lot easier, right?

DEMPSEY: Exactly. Our different rounds are also on our timeline as well.

WF: A lot of drug development companies say that once you get to stage two, you're an easy acquisition target. Is that on your horizon, or do you really want to take this all the way to market?

DEMPSEY: We are prepared to take it the entire way. That being said, we are open to potential partners if they're the right ones. We wouldn't want to close any doors or rule out any possibilities of acquisition because that's certainly an option for the antivenom part of things. We've been in talks with the main organization that currently manufactures antivenom for the United States. This company didn't actually create the antivenom, but they acquired the company that did for $400 million. Their product just came off patent, and they're facing competition from Bioclon, a company in Mexico. They're super interested in what we're doing, so there are certainly possibilities there.

WF: How much better is your antivenom than theirs?

DEMPSEY: Tenfold efficacy difference, cheaper, and available in the field. It would take a 10th of the amount of our antivenom to treat humans when compared with the current antivenom. That matters because of cost and side effects. And the availability of it means people can get treated more promptly. The more time it takes for you to find a hospital, the more likely you are to have permanent loss of limbs or worse.

WF: Can you shed more light on the experience of the team working on and making these drugs? ^

DEMPSEY: I went to school at UC San Diego for my masters, and I worked in Big Pharma after that in the areas of oncology and inflammatory disease. My experience spans everything from target identification to the end of clinical trials here in the United States, all aspects of the process of drug discovery and development. Same thing with Deepankar Roy. He has a PhD in biomedical science. His background is antibody engineering, which has just been amazing for helping to generate our candidates in this process. He also works for Genentech, and he has a very deep clinical expertise as well.

WF: If you get the funds, are there additional hires that you would like to make? ^

DEMPSEY: We would like to make an additional hire for a scientist in the lab, just to really push forward our plans even more.

WF: How much are you hoping to raise, and how else do you plan to spend funds that you raise, over the next 12 months or so? ^

DEMPSEY: Our full raise is $1.2 million. In this round, we're looking to raise $100K. That $100K will allow us to manufacture more of the candidates that we have for in vivo efficacy and safety studies that will pave the way for our clinical trials, our regulatory pathway. It will also help us provide the data needed by our partners to solidify our partnership in Asia.

WF: What are your next few milestones, and what will it cost to get to each one? ^

DEMPSEY: Each step is very important. At $100K, we will have the expert data that we will use for the FDA as well as for our corporate partner in Asia. Hitting the $500K point will allow us to generate almost everything that we need for the FDA application here in the States. The $1.2 million total will include filing our IND and being ready for our phase one trial. That's an extremely significant milestone and is the reason for our main raise, but the $500K and the $100K milestones, although smaller, are crucial steps in the process.

WF: Why did you decide to work on this? ^

DEMPSEY: In 2010, during grad school, I went down to Costa Rica with a collaborating lab that was studying infectious disease. I was there to do some of the immunology work associated with that. I spent three months in the Costa Rican rainforest, surrounded by all things venomous. Snakes were on our high-danger list. We had hiked for two days when we came across this fer-de-lance, an extremely dangerous and venomous viper. Our guide says, "Oh, it's a good thing no one stepped on that, or else they would definitely die out here." I asked him why we didn't have antivenom on us to administer out there in case it was needed. That's when I found out about the current limitations and drawbacks of the conventional antivenom that's available. I also lived with a family out there whose niece had died from a snakebite, many years before I was there. It was the first time that I came face-to-face with this problem that we seldom think about in the United States. After looking into it, I realized the scope of the issue, and I started to see that we were in a position to provide a solution.

Ask a Question

Type your question here...

ASK QUESTION

RISKS

1 Our product is not yet FDA approved. We face a risk that the FDA may not advance our trial, for safety or efficacy reasons.

2 Depankar Roy is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case. The Company does plan to bring him on full-time in the future, as well as hire another full-time officer in the near future (a Chief Scientific Officer).

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Venomyx Therapeutics is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?